Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of The Lovesac Company on Form S-8, of our report dated May 3, 2019, with respect to our audits of the consolidated financial statements of The Lovesac Company as of February 3, 2019 and February 4, 2018 and for the fiscal years then ended appearing in the Annual Report on Form 10-K of The Lovesac Company for the year ended February 3, 2019.

/s/ Marcum llp

Marcum llp

Hartford, Connecticut

July 16, 2019